Exhibit 1.1.6

STAMP

Interdistrict Inspection of the

Federal Tax Service

No. 46 in the City of Moscow

The record has been made in the Unified State

Register of Legal Entities

On the 28-th of April, 2006

MSRN (Main State Registration Number)

1027700166636

SRN 7067746963805

The copy of the document is kept in the registration body.

The authorized person of the registration body:

The first category specialist.

Name: Neshina O. S.

/signed/

/seal: Federal Tax Service

Administration of the Federal Tax Service in the City of Moscow

Interdistrict Inspection of the Federal Tax

Service No. 46 in the City of Moscow

MSRN 1047796991550/

APPROVED

By the Joint Extraordinary General Shareholders Meeting of

Open Joint Stock Company “Vimpel-Communications”,

Closed Joint Stock Company “Extel”,

Closed Joint Stock Company “Sotovaya Company”,

Closed Joint Stock Company “StavTeleSot”,

Closed Joint Stock Company “Vostok-Zapad Telecom”,

Open Joint Stock Company “Orensot”,

Open Joint Stock Company “Beeline-Samara” and

Open Joint Stock Company “Dal Telecom International”

Protocol No. 38

of April 24, 2006

/signed/

/seal/

E.A. Shmatova

Executive Vice-President, Chief Financial Officer

Open Joint Stock Company “Vimpel-Communications”

Amendments to the Charter

of the Open Joint Stock Company “Vimpel-Communications”

1.	Add new Article 1.4 to the Charter.

2.	Re-number Articles 1.4-1.7 to become Articles 1.5-1.8, respectively.

3.	Add the following provisions to Article 1.4 of the Charter:

“As a result of reorganization in the form of a merger of the Closed Joint Stock Company “Sotovaya Company” into the Company, the Company becomes a successor to all rights and obligations of the Closed Joint Stock Company “Sotovaya Company” in accordance with the applicable laws of the Russian Federation.

As a result of reorganization in the form of a merger of the Closed Joint Stock Company “StavTeleSot” into the Company, the Company becomes a successor to all rights and obligations of the Closed Joint Stock Company “StavTeleSot” in accordance with the applicable laws of the Russian Federation.

As a result of reorganization in the form of a merger of the Closed Joint Stock Company “Vostok-Zapad Telecom” into the Company, the Company becomes a successor to all rights and obligations of the Closed Joint Stock Company “Vostok-Zapad Telecom” in accordance with the applicable laws of the Russian Federation.

As a result of reorganization in the form of a merger of the Open Joint Stock Company “Orensot” into the Company, the Company becomes a successor to all rights and obligations of the Open Joint Stock Company “Orensot” in accordance with the applicable laws of the Russian Federation.

As a result of reorganization in the form of a merger of the Open Joint Stock Company “Dal Telecom International” into the Company, the Company becomes a successor to all rights and obligations of the Open Joint Stock Company “Dal Telecom International” in accordance with the applicable laws of the Russian Federation.”